Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Iveda Corporation, a Nevada corporation (the "Company"), hereby certify that:

To my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 24, 2009

/s/ David Ly
DAVID LY
CHIEF EXECUTIVE OFFICER (Principal Executive Officer)

Dated: November 24, 2009

/s/ Robert J. Brilon
ROBERT J. BRILON
INTERIM CHIEF FINANCIAL OFFICER (Principal Financial and Accounting Officer)